As filed with the Securities and Exchange Commission on March 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ReTo Eco-Solutions, Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

c/o Beijing REIT Technology Development Co., Ltd. X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China	100101
(Address of Principal Executive Offices)	(Zip Code)

ReTo Eco-Solutions, Inc. 2022 Share Incentive Plan
(Full Title of the Plan)

Vcorp Agent Services, Inc.

25 Robert Pitt Dr., Suite 204

Monsey, New York 10952

(Name and address of agent for service)

Tel: (888) 528-2677

(Telephone number, including area code, of agent for service)

With copies to:

Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, anon-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed by ReTo Eco-Solutions, Inc., a British Virgin Islands (“BVI”) business company, registered in the BVI with company number 1885527 (the “Company”, “we”, “us”, “our” or similar terminology) relating to an aggregate of 7,169,944 common shares, par value $0.001 per share (the “Common Shares”), which are reserved for issuance under the ReTo Eco-Solutions, Inc. 2022 Share Incentive Plan (the “2022 Plan”). This Registration Statement is being filed in order to register the Common Shares that may be offered or sold to participants under the 2022 Plan, either directly or upon exercise of options or other share-based awards granted under the 2022 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the 2022 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 20-F (File No. 001-38307) for the fiscal year ended December 31, 2021 filed with the Commission on May 2, 2022;

(b)	The Company’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on May 2, 2022, June 1, 2022, June 9, 2022, August 22, 2022, October 14, 2022, November 2, 2022, November 3, 2022, December 6, 2022 and December 9, 2022, respectively, including all the exhibits thereto; and

(c)	The description of the Company’s Common Shares, incorporated by reference in the Company’s registration statement on Form 8-A filed (File No. 001-38307) with the Commission on November 28, 2017, and any amendment or report filed for the purpose of updating such description.

Except to the extent such information is deemed furnished and not filed pursuant to securities laws and regulations, all documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent specifically designated therein, reports on Form 6-K furnished by the Company to the Commission, in each case, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, a copy of any or all of the documents that are incorporated by reference to this Registration Statement but not delivered with this Registration Statement. You may request a copy of these filings by contacting us at ReTo Eco-Solutions, Inc., X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101, Attention: Chief Executive Officer, Telephone: (+86) 10-64827328.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The BVI Business Companies Act, 2004 (as amended) (the “Act”), allows a BVI company to indemnify any current or former director against any expense, judgment, fine or amount paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings brought against the director because the director served as a director of the company if: (i) the director acted honestly and in good faith and in what the director believed to be in the best interests of the company; and (iii) (in the case of criminal proceedings) the director had no reasonable cause to believe that the director’s conduct was unlawful. An indemnity that breaches the Act is void.

The Act allows a BVI company to pay any expenses incurred by any current or former director in defending any legal, administrative or investigative proceedings before the proceedings are finally concluded if the company is given an undertaking from, or on behalf of, the director to repay all amounts paid by the company if it is ultimately determined that the director is not entitled to be indemnified by the company.

With regard to conflicts of interest, any director of the Company who is interested in a transaction into which the Company has entered or will enter may vote on a matter relating to that transaction as long as he or she has disclosed the interest to each other director of the Company.

We are permitted under the amended and restated memorandum and articles of association of the Company, currently in effect and as amended from time to time (the “M&A”), to purchase directors and officers insurance for each of the directors and officers of the Company whether or not the Company has the power to indemnify that person under the M&A.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit No.	Exhibit Description
4.1	ReTo Eco-Solutions, Inc. 2022 Share Incentive Plan
4.3	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-1/A (Registration No. 333-219709) filed on November 13, 2017)
5.1	Opinion of Mourant Ozannes regarding the legality of the securities being registered
23.1	Consent of YCM CPA Inc.
23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page).
107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 8, 2023.

ReTo Eco-Solutions, Inc.

By:	/s/ Hengfang Li
Hengfang Li
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Yue Hu
Yue Hu
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hengfang Li as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities indicated on March 8, 2023.

Name	Title

/s/ Hengfang Li	Chairman of the Board and Chief Executive Officer
Hengfang Li	(Principal Executive Officer)

/s/ Yue Hu	Chief Financial Officer
Yue Hu	(Principal Financial and Accounting Officer)

/s/ Guangfei Dai	Chief Operating Officer and Director
Guangfei Dai

/s/ Tonglong Liu	Director
Tonglong Liu

/s/ Lidong Liu	Director
Lidong Liu

/s/ Baoqing Sun	Director
Baoqing Sun

/s/ Zhizhong Hu	Director
Zhizhong Hu

/s/ Austin Huang	Director
Austin Huang

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ReTo Eco-Solutions, Inc., has signed this Registration Statement in New York, NY on March 8, 2023.

Authorized U.S. Representative

By:	/s/ Xinran Li
	Name:	Xinran Li